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                                                                    EXHIBIT 10.2


                         [TEXAS LOTTERY COMMISSION SEAL]

                                 AMENDMENT NO. 1
                                     to the
                  CONTRACT FOR LOTTERY OPERATIONS AND SERVICES
                                   between the
                            TEXAS LOTTERY COMMISSION
                                       and
                                GTECH CORPORATION


      Pursuant to Section 3.3 of the Contract for Lottery Operations and Services between the Texas Lottery Commission and GTECH Corporation dated October 10, 2001 (the "Contract"), the Contract shall be and it hereby is amended as follows:

1.    The Contract is amended to add new subsection 3.59.5 as follows:

      3.59.5 Gifts, Loans or Political Contributions. GTECH hereby agrees that GTECH, its officers, directors, agents and lobbyists, will not knowingly make a gift, loan or political contribution, either directly or indirectly, to any Texas State officer or a member of the Texas State Legislature, during the term of this Contract. It is expressly agreed that this provision shall not apply to subcontractors of GTECH who are providing goods and services under this Contract. Any violation of this provision may, at the sole discretion of the Texas Lottery, result in either the immediate termination of this Contract or liquidated damages in the amount of twenty five thousand dollars ($25,000) for each occurrence.

               GTECH agrees that its employees utilized for this Contract will be provided written notification of this provision upon commencement of employment and that GTECH will use its best efforts to ensure compliance with this provision by its employees. GTECH further agrees that it will immediately terminate any employee who knowingly makes a gift, loan, or political contribution, either directly or indirectly, to any Texas state officer or a member of the Texas state legislature, during the term of this Contract.

2.    In Section 3.35.1, "ten (10)" is replaced with "seventeen (17)".
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3.    In Section 3.35.2, the first word - "The" - is replaced with the word "A", and there is added at the end of the Section the following: "However, the surety's non-renewal of said bond shall not be considered grounds for a claim against said bond."

4. It is agreed that this Amendment to the Contract may be executed and delivered by the parties by facsimile transmission and in one or more separate counterparts, each of which when so executed and delivered shall be deemed an original (but all of which together shall constitute one and the same Amendment).

5. Except as amended hereby, all of the terms of the Contract remain in full force and effect.


      The Texas Lottery Commission and GTECH Corporation have executed this Amendment to the Contract on this the

18th day of October, 2001.


                                    TEXAS LOTTERY COMMISSION


                              by:   ____________________________________
                                    Linda Cloud, Executive Director
                                    Texas Lottery Commission
                                    P.O. Box 16630
                                    Austin, Texas  78761-6630




                                    GTECH CORPORATION


                              by:   ____________________________________
                                    Marc A. Crisafulli, Senior Vice President
                                    and General Counsel
                                    GTECH Corporation
                                    55 Technology Way
                                    West Greenwich, Rhode Island  02817




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